Exhibit 99.1

Heritage-Crystal Clean, Inc. Announces 2017 Record First Quarter Financial Results

Highlights:

  First quarter 2017 diluted earnings per share was a record $0.21, compared to a loss of $0.08 per diluted share in the first quarter of 2016. Excluding a gain and offsetting expenses related to an arbitration award discussed below, our diluted earnings per share would have been $0.07, which would still be a first quarter record.
  Revenues for the first quarter increased 2.5%, to $80.5 million, compared to the first quarter of 2016.
  Environmental Services segment operating margin was 28.1% for the first quarter compared to 26.4% in the first quarter of 2016.  This represents a record high for a first quarter on both a percentage and dollar-value basis.
  During the first quarter of 2017 we entered into a new credit agreement and as part of the transaction we reduced our bank debt by $34.2 million compared to the end of fiscal 2016.
  First quarter EBITDA was a record high $11.8 million which includes a $4.8 million net impact from our arbitration award discussed below, and represents a $9.8 million increase compared to EBITDA of $2.1 million for the first quarter of 2016.

ELGIN, Ill., May 01, 2017 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the first quarter which ended March 25, 2017.

First Quarter Review

Revenue for the first quarter of 2017 was $80.5 million compared to $78.5 million for the same quarter of 2016, an increase of 2.5%.

Operating margin increased to 19.7% from 13.9% in the first quarter of 2016 due to significant improvements in the spreads in our oil business segment and the absence of inventory write-downs we incurred in the first quarter of fiscal 2016. Our first quarter SG&A expense as a percentage of revenue of 16.4% was flat compared to the first quarter of 2016.

Net income attributable to common shareholders for the first quarter was $4.8 million compared to a net loss attributable to common shareholders of $1.8 million in the year earlier quarter. Basic earnings per share was a record $0.21 in the first quarter of fiscal 2017 compared to a loss of $0.08 in the first quarter of fiscal 2016.  Earnings were elevated due to a partial arbitration award received during the first quarter of 2017.

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, vacuum services, antifreeze recycling, and field services. Environmental Services revenues were $53.2 million during the quarter compared to $52.4 million during the first quarter of fiscal 2016. Environmental Services operation margin was 28.1%, our highest ever for a first quarter of the fiscal year, compared to 26.4% in 2016.

President and CEO Brian Recatto commented, "While our revenue growth in the Environmental Services segment during the quarter was modest, this improvement reinforces our belief that we will continue to grow revenue in this segment throughout the remainder of fiscal 2017."

Our Oil Business segment includes used oil collection activities, sales of recycled fuel oil, and re-refining activities. During the first quarter of fiscal 2017, Oil Business revenues increased 4.4% to $ 27.2 million compared to $26.1 million in the first quarter of fiscal 2016. The revenue increase was mainly driven by higher pricing for our base oil and RFO products, partially offset by lower volumes sold. Oil Business segment operating margin was 3.4% in the first quarter of 2017 compared to a loss of 11.2% in the first quarter of fiscal 2016, with the improvement primarily being due to higher spreads on our base oil and RFO products.

Brian Recatto, commented, "With the first quarter profit, we have posted four straight quarters of positive operating margin in the Oil Business.  We look forward to building on this performance and continuing to improve profitability in this segment."

Arbitration Update

In February 2017 we received a partial award for claims made in our arbitration related to our acquisition of FCC Environmental in 2014.  As a result of this partial award we recorded Other Income of $5.1 million and Interest Income of $0.4 million in the quarter.  On March 8, 2017 we entered into a settlement agreement with the sellers of FCC Environmental pertaining to all matters in arbitration which were not covered by the partial award referenced above.  Under the terms of this agreement we agreed to withdraw all claims in the arbitration and the sellers of FCC Environmental agreed to pay us $8.6 million in two equal installments.  The first installment of $4.3 million was received in the first quarter of 2017 and was used to reduce an existing receivable.  We received the second installment of $4.3 million in the second quarter of 2017.  A portion of the second installment will be applied to a receivable and the remaining amount of approximately $3.6 million will be recorded as a gain in the second quarter.

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; our ability to effectively manage our extended network of branch locations; the control of The Heritage Group over the Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 3, 2017 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily to small and mid-sized customers in the vehicle maintenance sector as well as manufacturers and other industrial businesses.  Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services, waste antifreeze collection and recycling, and field services.  These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens.  Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small-to-medium sized manufacturers, such as metal product fabricators and printers, and other industrial businesses.  Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants.  Through our antifreeze program we recycle spent antifreeze and produce a full line of virgin-quality antifreeze products.  Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 84 branches serving approximately 100,000 customer locations.

Conference Call

The Company will host a conference call on Tuesday, May 2, 2017 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results.  Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make information available to investors and the public at www.crystal-clean.com.

Heritage-Crystal Clean, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)
	March 25, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$10,888	$36,610
Accounts receivable - net	43,174	47,533
Inventory - net	19,724	18,558
Other current assets	4,683	6,094
Total Current Assets	78,469	108,795
Property, plant and equipment - net	130,451	131,175
Equipment at customers - net	23,092	23,033
Software and intangible assets - net	19,096	19,821
Goodwill	31,573	31,483
Total Assets	$282,681	$314,307

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$27,979	$30,984
Current maturities of long-term debt	—	6,936
Accrued salaries, wages, and benefits	4,478	6,312
Taxes payable	6,962	6,729
Other current liabilities	2,209	3,245
Total Current Liabilities	41,628	54,206
Long term debt, less current maturities	28,512	56,518
Deferred income taxes	7,016	5,314
Total Liabilities	$77,156	$116,038

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 22,443,653 and 22,300,007 shares issued and outstanding at March 25, 2017 and December 31, 2016, respectively	$224	$223
Additional paid-in capital	186,528	185,099
Retained earnings	18,000	12,227
Total Heritage-Crystal Clean, Inc. Stockholders' Equity	204,752	197,549
Noncontrolling interest	773	720
Total Equity	$205,525	$198,269
Total Liabilities and Stockholders' Equity	$282,681	$314,307

Heritage-Crystal Clean, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)
	First Quarter Ended,
	March 25, 2017	March 26, 2016
Revenues
Product revenues	$26,980	$23,704
Service revenues	53,473	54,749
Total revenues	$80,453	$78,453

Operating expenses
Operating costs	$61,290	$64,247
Selling, general, and administrative expenses	12,341	12,208
Depreciation and amortization	4,132	4,128
Other (income) - net	(5,006)	(58)
Operating income (loss)	7,696	(2,072)
Interest expense – net	87	518
Income (loss) before income taxes	7,609	(2,590)
Provision for (benefit from) income taxes	2,792	(864)
Net income (loss)	4,817	(1,726)
Income attributable to noncontrolling interest	53	42
Net income (loss) attributable to Heritage-Crystal Clean, Inc. common stockholders	$4,764	$(1,768)

Net income (loss) per share: basic	$0.21	$(0.08)
Net income (loss) per share: diluted	$0.21	$(0.08)

Number of weighted average shares outstanding: basic	22,353	22,225
Number of weighted average shares outstanding: diluted	22,892	22,225

Heritage-Crystal Clean, Inc.
Segment Information
(Unaudited)

First Quarter Ended,
March 25, 2017

	Environmental		Corporate and
(thousands)	Services	Oil Business	Eliminations	Consolidated
Revenues
Product revenues	$5,724	$21,256	$—	$26,980
Service revenues	47,492	5,981	—	53,473
Total revenues	$53,216	$27,237	$—	$80,453
Operating expenses
Operating costs	36,520	24,770	—	61,290
Operating depreciation and amortization	1,746	1,535	—	3,281
Profit before corporate selling, general, and administrative expenses	$14,950	$932	$—	$15,882
Selling, general, and administrative expenses			12,341	12,341
Depreciation and amortization from SG&A			851	851
Total selling, general, and administrative expenses			$13,192	$13,192
Other (income) - net			(5,006)	(5,006)
Operating income				7,696
Interest expense – net			87	87
Income before income taxes				$7,609

First Quarter Ended,
March 26, 2016

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated
Revenues
Product revenues	$5,029	$18,675	$—	$23,704
Service revenues	47,333	7,416	—	54,749
Total revenues	$52,362	$26,091	$—	$78,453
Operating expenses
Operating costs	36,806	27,441	—	64,247
Operating depreciation and amortization	1,714	1,580	—	3,294
Profit (loss) before corporate selling, general, and administrative expenses	$13,842	$(2,930)	$—	$10,912
Selling, general, and administrative expenses			12,208	12,208
Depreciation and amortization from SG&A			834	834
Total selling, general, and administrative expenses			$13,042	$13,042
Other income - net			58	58
Operating loss				(2,072)
Interest expense – net			518	518
Loss before income taxes				$(2,590)

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and to Adjusted EBITDA
(Unaudited)

	First Quarter Ended,
(thousands)	March 25, 2017	March 26, 2016
Net income (loss)	$4,817	$(1,726)

Interest expense - net	87	518

Provision for income taxes	2,792	(864)

Depreciation and amortization	4,132	4,128

EBITDA (a)	$11,828	$2,056

Legal Fees (b)	784	1,420

Gain from Arbitration award (c)	(5,135)	—

Non-cash compensation (d)	667	373

Inventory write down(e)	—	1,465

Adjusted EBITDA	$8,144	$5,314

(a) EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b) Legal fees incurred to resolve routine and non-routine matters stemming from the acquisition of FCC Environmental and International Petroleum Corp.

(c) Gain from partial award for claims made in our arbitration related to our acquisition of FCC Environmental in 2014.

(d) Adjusted EBITDA represents EBITDA adjusted for certain non-cash or infrequently occurring items such as:

(1) Acquisition and integration costs related to the purchase of FCC Environmental, which are included in SG&A

(2) Non-cash compensation expenses which are recorded in SG&A

(e) The write down of inventory values resulted in lower carrying costs for certain types of inventories. Depending on various factors, it is possible that these lower inventory values may result in lower cost of sales in future periods and thereby positively impact profitability in future periods.
We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Use of Non-GAAP Financial Measures

Adjusted net earnings (loss) and adjusted net earnings (loss) per share are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as substitute for, financial measures prepared in accordance with GAAP. Management believes that adjusted net earnings and adjusted net earnings per share provide investors and management useful information about the earnings impact of the arbitration award received in first fiscal quarter of 2017.

Reconciliation of our Net Earnings and Net Earnings Per Share Determined in Accordance with U.S. GAAP to our Non-GAAP Adjusted Net Earnings and Non-GAAP Adjusted Net Earnings Per Share
(Dollars in thousands, except per share data)

	First Quarter Ended,
	March 25, 2017	March 26, 2016
GAAP net earnings (loss)	$4,764	$(1,768)

Gain from Arbitration Award (a)	(5,136)	—

Interest income from Arbitration Award (a)	(409)	—

Extraordinary Legal fees (a)	784	1,420

Net tax effect of items above	1,675	(443)

Adjusted net earnings	$1,678	$(791)

GAAP basic and diluted earnings (loss) per share	$0.21	$(0.08)

Arbitration Award per share	(0.23)	—

Legal fees per share	0.03	0.06

Interest income from Arbitration award per share	(0.02)	—

Net tax effect per share of items above	0.08	(0.02)

Adjusted diluted earnings (loss) per share	$0.07	$(0.04)

(a) Arbitration Award, interest income, and legal fess stemming from the acquisition of FCC Environmental and International Petroleum Corp.

CONTACT

Mark DeVita, Chief Financial Officer, at (847) 836-5670